EXHIBIT 10.2

 TENTH AMENDMENT TO LEASE AGREEMENT

This TENTH AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of this ______ day of 1/6/2021 | 3:45 PM EST, 2020 (the “Effective Date”), by and between SUNBLOSSOM CORPORATE PARK 10701, LLC, by and through its Agent, Stone Mountain Management, LLC (said Owner being hereinafter referred to as “Landlord”) and ENERTECK CHEMICAL CORP. (“Tenant”), with respect to the facts set forth below:

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated February 1, 2001 (the “Original Lease”), which was later amended by that First Amendment to Lease Agreement dated March 31, 2003, which was later amended by that Second Amendment to Lease Agreement dated April 18, 2006, which was later amended by that Third Amendment to Lease Agreement dated March 1, 2007, which was later amended by that Fourth Amendment to Lease Agreement dated February 23, 2010, which was later amended by that Fifth Amendment to Lease Agreement dated March 7, 2011, which was later amended by that Sixth Amendment to Lease Agreement dated March 18, 2014, which was later amended by that Seventh Amendment to Lease Agreement dated August 1, 2019, which was later amended by that Eighth Amendment to Lease Agreement dated January 27, 2020, which was later amended by that Ninth Amendment to Lease Agreement dated June 26, 2020 pursuant to which Tenant currently leases certain premises (the “Premises”) consisting of approximately 2,722 square feet of net rentable area, located at 10701 Corporate Drive, Suite 150, Stafford, Texas 77477 (the ‘‘Building’’).

B. Landlord and Tenant desire to amend the Lease in order to extend the term upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Extended Term. Landlord and Tenant agree that the existing term (the “Term”) of the Lease (presently scheduled to expire on February 28, 2021) shall be extended for a twelve (12) month period, commencing on March 1, 2021 (the “Extended Term Commencement Date”) and expiring on February 28, 2022 (the “Extended Term”). No such extension shall operate to release Tenant from liability for any amounts owed or defaults which exist under the Lease prior to the Extended Term Commencement Date.

2. Condition of the Premises. Tenant acknowledges that (a) it will accept the Premises on the Extended Term Commencement Date in its then “AS-IS” condition, and (b) Landlord will have no obligation whatsoever to improve the Premises.

3. Monthly Base Rent. Base Rent for the Premises shall be payable in monthly installments as follows:

March 1, 2021 – February 28, 2022	$4,536.67 per month

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4. Option to Terminate. Provided that Tenant is not in default of the Lease, Tenant shall have a one-time right to cancel and terminate this Lease without penalty at the expiration of the sixth (6th) month of the Lease Term. Such cancellation shall be ineffective unless (1) written notice is provided to Landlord not more than ninety (90) days and no less than sixty (60) days prior to the sixth (6th) month of the Lease Term.

5. Confidentiality. Tenant acknowledges that the terms and conditions set forth in this Lease are conﬁdential in nature, and that the negotiations preceding the drafting of this instrument constitute proprietary information of Landlord. Therefore, Tenant and its agents (including Tenant’s brokers and attorneys) shall not disclose any of the terms or conditions herein contained to any person other than authorized agents of Tenant. In no event shall Tenant disclose any such terms or conditions to any third- party tenant within the Property. In the event Tenant breaches such conﬁdence, Tenant shall be in Default of this Lease and/or shall be liable to Landlord for any damages Landlord sustains as a direct or indirect result of such breach.

6. Notice by Tenant. Should Tenant decide to vacate the premises upon expiration of this or any extended term, Tenant agrees to provide Landlord with ninety (90) days prior written notice of its intent to vacate. If ninety (90) days prior written notice is not provided and the space is vacated upon expiration or anytime thereafter without proper notice the tenant agrees to forfeit the security deposit to Landlord.

7. Broker(s). Each party represents and warrants to the other, that, to its knowledge, no broker, agent or ﬁnder (other than LandPark Commercial, LLC representing Landlord) (a) negotiated or was instrumental in negotiating or consummating this Amendment on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Amendment. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, ﬁnes, expenses and costs (including attorneys’ fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or ﬁnder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of the Lease as amended hereby.

8. Miscellaneous. Except as specifically modiﬁed in this Amendment, the Lease remains in full force and effect between the parties hereto, as modiﬁed by this Amendment. To the extent of any inconsistency or conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment. Each individual executing this Amendment on behalf of Tenant represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation, and that this Amendment is binding upon the corporation in accordance with its terms.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date ﬁrst written above.

“Landlord”

SUNBLOSSOM CORPORATE PARK 10701, LLC
By and through its Agent
Stone Mountain Management, LLC

	By:	/s/ Ceyan Birney
	Name:	Ceyan Birney
	Title:	Secretary

“Tenant”

ENERTECK CHEMICAL CORP.

	By:	/s/ Gary Aman
	Name:	Gary Aman
	Title:	President

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